SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 13, 2023

Date of Report (Date of earliest event reported)

Mountain Crest Acquisition Corp. V

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40418	85-2412613
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 West 43rd Street, 12th Floor New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 493-6558

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MCAG	The Nasdaq Stock Market LLC
Rights	MCAGR	The Nasdaq Stock Market LLC
Units	MCAGU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 13, 2023, Mountain Crest Acquisition Corp. V (the “Company”) entered into four separate vendor liability conversion agreements (the “Vendor Liability Conversion Agreements”) with four of the Company’s vendors. Pursuant to the Vendor Liability Conversion Agreements, an aggregate of $1,800,000 of the service fees due to the vendors have been converted into an aggregate of 450,000 shares Company’s common stock, par value $0.0001 per share (the “Common Stock”) based upon a conversion price of $4.00 per share. Accordingly, the Company satisfied aggregate vendor liabilities of $1,800,000 in exchange for the issuance of 450,000 shares of Common Stock.

As previously disclosed, on February 15, 2023, the Company issued a non-interest bearing, unsecured promissory note in the aggregate principal amount of $300,000 (the “Note”) to Mountain Crest Global Holdings LLC, a Delaware limited liability company and the Company’s sponsor (the “Sponsor”). Pursuant to the Note, the Sponsor loaned the Company an aggregate amount of $300,000 that is due and payable upon the Company’s consummation of an initial business combination with a target business. The Note would either be paid upon consummation of the Company’s initial business combination, or, at the Sponsor’s discretion, converted into private units at a price of $10.00 per unit. On September 13, 2023, as approved by the Company’s audit committee, the Company entered into a note conversion agreement (the “Note Conversion Agreement”) with the Sponsor, to convert the Note into 75,000 shares of the Company’s Common Stock. Accordingly, the Company satisfied the Note in exchange for the issuance of 75,000 shares of Common Stock.

Pursuant to the Vendor Liability Conversion Agreements and the Note Conversion Agreement, the vendors and the Sponsor have (i) one demand registration of the sale of such shares at the Company’s expense, and (ii) unlimited “piggyback” registration rights, both for a period of five (5) years after the closing of the Company’s initial business combination at the Company’s expense.

The foregoing descriptions of the Vendor Liability Conversion Agreements and the Note Conversion Agreement do not purport to be complete and are qualified in their entirety by reference to the Vendor Liability Conversion Agreements and the Note Conversion Agreement, which filed as Exhibits 10.1 to 10.4 and 10.5, respectively, to this Current Report on Form 8-K, and which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. On September 18, 2023, an aggregate of 525,000 shares of the Company’s Common Stock has been issued pursuant to the Vendor Liability Conversion Agreements and the Note Conversion Agreement, in full payment and satisfaction of aggregate vendor liabilities of $1,800,000 and the Note in the principal amount of $300,000. The Company has relied upon Sections 4(a)(2) and/or Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the conversion, as the shares were issued to sophisticated investors without a view to distribution, and were not issued through any general solicitation or advertisement.

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only and is not intended to and shall not constitute a proxy statement or the solicitation of a proxy, consent or authorization with respect to any securities or in respect of an initial business combination or PIPE financing and is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01. Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION
10.1*	Vendor Liability Conversion Agreement entered by and between Mountain Crest Acquisition Corp. V and Vendor No. 1, dated September 13, 2023
10.2*	Vendor Liability Conversion Agreement entered by and between Mountain Crest Acquisition Corp. V and Vendor No. 2, dated September 13, 2023
10.3*	Vendor Liability Conversion Agreement entered by and between Mountain Crest Acquisition Corp. V and Vendor No. 3, dated September 13, 2023
10.4*	Vendor Liability Conversion Agreement entered by and between Mountain Crest Acquisition Corp. V and Vendor No. 4, dated September 13, 2023
10.5*	Note Conversion Agreement entered by and between Mountain Crest Acquisition Corp. V and Mountain Crest Global Holdings LLC, dated September 13, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain terms have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Registrant hereby undertakes to furnish copies of any of the terms upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 19, 2023

MOUNTAIN CREST ACQUISITION CORP. V

By:	/s/ Suying Liu
Name:	Suying Liu
Title:	Chief Executive Officer

3